Oaktree Announces Third Quarter 2015 Financial Results

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Assets under management were $100.2 billion as of September 30, 2015, down 3% for the quarter on market-value declines amid weaker financial markets and up 8% year-over-year primarily on new capital commitments to closed-end funds.

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Gross capital raised of $2.7 billion for the third quarter and $22.6 billion for the trailing 12 months resulted in uncalled capital commitments and future potential management fee-generating assets under management of $20.1 billion and $17.2 billion, respectively, as of September 30, 2015.

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Adjusted net income declined to $20.6 million, or $0.11 per Class A unit, for the third quarter of 2015, from $95.1 million, or $0.47 per unit, for the third quarter of 2014, on lower incentive income, investment income and fee-related earnings.

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Distributable earnings declined to $90.6 million, or $0.49 per Class A unit, for the third quarter of 2015, from $137.2 million, or $0.78 per unit, for the third quarter of 2014, on lower incentive income and fee-related earnings.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $1.9 million for the third quarter of 2015, as compared with $18.9 million for the third quarter of 2014.

•	Oaktree declares a distribution of $0.40 per Class A unit with respect to the third quarter of 2015, bringing aggregate distributions relating to the last four quarters to $2.10.
LOS ANGELES, CA. October 29, 2015 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended September 30, 2015.
Jay Wintrob, Chief Executive Officer, said, “In the face of difficult market conditions during the quarter, Oaktree continued to deliver strong fundraising results.  We raised $2.7 billion during the third quarter, bringing our past 12-month total to $22.6 billion and our balance of dry powder to a record tying $20.1 billion.  As a result, we are well positioned to capitalize on global investment opportunities and to grow our management fee revenues and fee-related earnings in the quarters ahead.”
Assets under management (“AUM”) were $100.2 billion as of September 30, 2015, up 8% from $93.2 billion as of September 30, 2014, and down 3% from $103.1 billion as of June 30, 2015. Management fee-generating assets under management (“management fee-generating AUM”) were $76.5 billion as of September 30, 2015, down 3% from both $79.1 billion as of September 30, 2014 and $78.6 billion as of June 30, 2015.
The year-over-year growth in AUM was driven by strong fundraising activity across multiple strategies. Gross capital raised was $2.7 billion for the third quarter of 2015 and $22.6 billion for the last twelve months, of which the latter included $16.8 billion for closed-end funds. As of September 30, 2015, uncalled capital commitments stood at $20.1 billion, and so-called shadow AUM (AUM that represents future potential management fee-generating AUM) reached a record $17.2 billion.
Adjusted net income (“ANI”) declined to $20.6 million and $261.3 million for the third quarter and first nine months of 2015, respectively, from $95.1 million and $476.8 million for the comparable 2014 periods. Distributable earnings declined to $90.6 million and $342.4 million for the third quarter and first nine months of

2015, respectively, from $137.2 million and $486.5 million for the comparable 2014 periods. These declines were primarily attributable to lower incentive income and fee-related earnings and, in the case of ANI, lower investment income amid generally weaker financial markets. The decline in fee-related earnings reflects the Company’s decision to delay starting the investment periods and thus full management fees for certain of its newer closed-end funds.
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values of the funds’ holdings. ENI was a loss of $94.9 million and income of $151.6 million for the third quarter and first nine months of 2015, respectively, as compared to a loss of $117.3 million and income of $321.1 million for the comparable 2014 periods. Per Class A unit, ENI was a loss of $0.69 and income of $0.49 for the third quarter and first nine months of 2015, respectively, as compared to a loss of $0.94 and income of $1.49 for the comparable 2014 periods.
GAAP-basis results for the third quarter and first nine months of 2015 included net income attributable to Oaktree Capital Group, LLC of $1.9 million and $60.0 million, respectively, as compared to $18.9 million and $101.9 million for the comparable 2014 periods.
Closed-end funds that Oaktree is currently marketing include Oaktree Real Estate Opportunities Fund VII (“ROF VII”), Oaktree Opportunities Funds X and Xb (“Opps X and Xb”), Oaktree Enhanced Income Fund III, Oaktree Infrastructure Fund, Oaktree European Capital Solutions Fund and Oaktree European Principal Fund IV.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$178,872	$278,472	$843,330	$1,108,744
Adjusted net income	20,642	95,061	261,326	476,755
Distributable earnings revenues	241,585	314,193	900,349	1,106,371
Distributable earnings	90,641	137,175	342,356	486,489
Fee-related earnings revenues	181,897	194,509	555,505	572,028
Fee-related earnings	48,487	63,506	158,162	184,764
Economic net income revenues	(25,695)	(121,487)	626,143	913,361
Economic net income (loss)	(94,924)	(117,283)	151,622	321,105
Per Class A Unit:
Adjusted net income	$0.11	$0.47	$1.37	$2.63
Distributable earnings	0.49	0.78	1.87	2.79
Fee-related earnings	0.32	0.37	0.98	1.03
Economic net income (loss)	(0.69)	(0.94)	0.49	1.49
Operating Metrics:
Assets under management (in millions):
Assets under management	$100,237	$93,224	$100,237	$93,224
Management fee-generating assets under management	76,489	79,146	76,489	79,146
Incentive-creating assets under management	33,245	34,715	33,245	34,715
Uncalled capital commitments	20,115	12,403	20,115	12,403
Accrued incentives (fund level):
Incentives created (fund level)	(187,642)	(313,635)	13,765	243,015
Incentives created (fund level), net of associated incentive income compensation expense	(106,237)	(169,149)	(6,004)	74,959
Accrued incentives (fund level)	1,732,220	2,081,056	1,732,220	2,081,056
Accrued incentives (fund level), net of associated incentive income compensation expense	890,219	1,079,576	890,219	1,079,576

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

Operating Metrics
Assets Under Management
AUM was $100.2 billion as of September 30, 2015, $103.1 billion as of June 30, 2015 and $93.2 billion as of September 30, 2014. The $2.9 billion decrease since June 30, 2015 reflected $3.7 billion in aggregate market-value declines, $0.6 billion of distributions to closed-end fund investors and $0.5 billion of net outflows from open-end funds, partially offset by $1.9 billion in aggregate capital inflows and fee-generating leverage for closed-end funds.
The $7.0 billion increase in AUM since September 30, 2014 reflected $17.7 billion of aggregate capital inflows and fee-generating leverage for closed-end funds and $0.1 billion of net inflows from open-end funds, partially offset by $6.5 billion of distributions to closed-end fund investors, $2.0 billion in aggregate market-value declines, $1.3 billion of negative foreign currency translation and a $1.0 billion decline in uncalled capital commitments for closed-end funds entering or in liquidation. Capital inflows and fee-generating leverage for closed-end funds included $9.9 billion for Opps X and Xb, $1.6 billion for ROF VII, $1.4 billion for collateralized loan obligation vehicles (“CLOs”), $1.2 billion for Enhanced Income funds and $1.1 billion for Oaktree Power Opportunities Fund IV (“Power Fund IV”). Distributions to closed-end fund investors included $2.8 billion by Distressed Debt funds, $1.3 billion by Real Estate funds, $1.1 billion by Mezzanine funds and $0.7 billion by Principal Investing funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM was $76.5 billion as of September 30, 2015, $78.6 billion as of June 30, 2015 and $79.1 billion as of September 30, 2014. The $2.1 billion decrease since June 30, 2015 reflected declines of $2.7 billion from aggregate market-value changes and $0.5 billion of net outflows from open-end funds, partially offset by $0.9 billion attributable to CLOs and capital commitments and fee-generating leverage for closed-end funds. Of the $14.0 billion in aggregate potential management fee-generating AUM as of September 30, 2015 for Opps X and Xb, ROF VII, Power Fund IV, Oaktree Principal Fund VI and Oaktree Mezzanine Fund IV, only $524 million had become management fee-generating AUM as of that date.
The $2.6 billion decrease in management fee-generating AUM since September 30, 2014 reflected declines of $3.3 billion attributable to closed-end funds in liquidation, $2.2 billion in aggregate market-value declines, $1.0 billion of negative foreign currency translation, $0.5 billion in uncalled capital commitments for closed-end funds entering or in liquidation and $0.3 billion in distributions by funds that pay fees based on NAV. These declines were partially offset by $3.1 billion of aggregate fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, $1.8 billion attributable to CLOs and capital commitments to closed-end funds, and $0.1 billion of net inflows from open-end funds.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $33.2 billion as of September 30, 2015, $33.9 billion as of June 30, 2015 and $34.7 billion as of September 30, 2014. The $0.7 billion decrease since June 30, 2015 reflected the net effect of $1.0 billion in capital commitment drawdowns by closed-end funds, $0.5 billion in distributions by closed-end funds and $1.1 billion in aggregate market-value declines. The $1.5 billion decrease since September 30, 2014 reflected the net effect of $4.4 billion in drawdowns by closed-end funds, $5.0 billion in distributions by closed-end funds, $0.4 billion in aggregate market-value declines and $0.5 billion of negative foreign currency translation.
Of the $33.2 billion in incentive-creating AUM as of September 30, 2015, $19.2 billion, or 58%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.7 billion as of September 30, 2015, $1.9 billion as of June 30, 2015 and $2.1 billion as of September 30, 2014. The third quarter of 2015 reflected $187.6 million of negative incentives created (fund level) and $16.9 million of segment incentive income recognized.

Net of incentive income compensation expense, accrued incentives (fund level) were $890.2 million as of September 30, 2015, $1.0 billion as of June 30, 2015 and $1.1 billion as of September 30, 2014. As of September 30, 2015, June 30, 2015 and September 30, 2014, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $317.0 million, $371.1 million and $384.8 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $20.1 billion as of both September 30, 2015 and June 30, 2015, and $12.4 billion as of September 30, 2014. Capital drawn by closed-end funds during the quarter and twelve months ended September 30, 2015 aggregated $1.8 billion and $7.5 billion, respectively, as compared with $1.6 billion and $7.7 billion for the corresponding prior-year periods.
Segment Results
Revenues
Segment revenues declined $99.6 million, or 35.8%, to $178.9 million in the third quarter of 2015, from $278.5 million in the third quarter of 2014, reflecting decreases of $12.6 million in management fees, $69.4 million in incentive income and $17.6 million in investment income (loss).
Management Fees
Management fees decreased $12.6 million, or 6.5%, to $181.9 million in the third quarter of 2015, from $194.5 million in the third quarter of 2014. The decline reflected an aggregate decrease of $20.8 million primarily among closed-end funds in liquidation, partially offset by an aggregate increase of $8.2 million principally from closed-end funds for which management fees are based on drawn capital or NAV, the August 2014 Highstar acquisition and new CLOs. Of the $12.6 million net year-over-year decrease, $5.8 million reflected an unfavorable change in foreign currency exchange rates.
Incentive Income
Incentive income decreased $69.4 million, or 80.4%, to $16.9 million in the third quarter of 2015, from $86.3 million in the third quarter of 2014. Tax-related incentive distributions relating to tax year 2014 accounted for $13.5 million of the current quarter’s $16.9 million; there were no comparable distributions in the prior year’s third quarter. Oaktree Opportunities Fund VIIb accounted for zero and $77.8 million of the incentive income in the third quarters of 2015 and 2014, respectively.
Investment Income (Loss)
Investment income (loss) decreased $17.6 million, to a loss of $20.0 million in the third quarter of 2015, from a loss of $2.4 million in the third quarter of 2014. The decline primarily reflected lower overall returns from our fund investments amid generally weaker financial markets. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $13.2 million and $10.5 million in the third quarters of 2015 and 2014, respectively, of which performance fees accounted for $1.3 million and $1.2 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits decreased $2.7 million, or 2.7%, to $96.7 million for the third quarter of 2015, from $99.4 million for the third quarter of 2014, largely as a result of a $1.5 million decline in expense associated with our phantom equity awards stemming from the respective period’s change in our Class A unit trading price.

Equity-based Compensation
Equity-based compensation increased $3.6 million, or 69.2%, to $8.8 million for the third quarter of 2015, from $5.2 million for the third quarter of 2014, primarily reflecting non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our 2012 initial public offering.
Incentive Income Compensation
Incentive income compensation expense decreased $32.2 million, or 80.9%, to $7.6 million for the third quarter of 2015, from $39.8 million for the third quarter of 2014, primarily reflecting the 80.4% decline in incentive income.
General and Administrative
General and administrative expense increased $4.0 million, or 13.5%, to $33.7 million for the third quarter of 2015, from $29.7 million for the third quarter of 2014. Excluding the impact of foreign currency-related items, which stemmed primarily from foreign currency hedges used to economically hedge our non-U.S. dollar denominated management fees and expenses, general and administrative expense decreased $2.3 million, or 7.1%, to $30.1 million from $32.4 million. The decline was primarily attributable to lower legal and other professional fees.
Depreciation and Amortization
Depreciation and amortization expense increased $1.1 million, or 57.9%, to $3.0 million for the third quarter of 2015, from $1.9 million for the third quarter of 2014, primarily reflecting our plan to exercise an early-termination right and relocate our London office at year-end 2016, triggering accelerated amortization of existing leasehold improvements through that date.
Adjusted Net Income
ANI decreased $74.5 million, or 78.3%, to $20.6 million for the third quarter of 2015, from $95.1 million for the third quarter of 2014, primarily reflecting declines of $37.2 million in incentive income, net of incentive income compensation expense (“net incentive income”), $17.6 million in investment income (loss) and $15.0 million in fee-related earnings. The portion of ANI attributable to our Class A units was $5.2 million and $20.6 million for the third quarters of 2015 and 2014, respectively. Per Class A unit, adjusted net income was $0.11 and $0.47 for the third quarters of 2015 and 2014, respectively.
The effective tax rate applied to ANI for the third quarters of 2015 and 2014 was 14% and 23%, respectively, resulting from estimated full-year effective rates of 16% and 13%. The 14% effective tax rate applied to ANI for the third quarter of 2015 was based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated.  We would expect variability in tax rates between quarters and full years, because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period’s income tax expense and often vary significantly within or between years.
Distributable Earnings
Distributable earnings declined $46.6 million, or 34.0%, to $90.6 million for the third quarter of 2015, from $137.2 million for the third quarter of 2014, reflecting decreases of $37.2 million in net incentive income and $15.0 million in fee-related earnings, partially offset by a $9.4 million increase in investment income proceeds. For the third quarter of 2015, investment income proceeds totaled $42.8 million, including $29.5 million from fund distributions and $13.3 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $33.4 million, of which $22.1 million and $9.4 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $0.49 and $0.78 per unit for the third quarters of 2015 and 2014, respectively, reflecting distributable earnings per Operating Group unit of $0.59 and $0.90, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings decreased $15.0 million, or 23.6%, to $48.5 million for the third quarter of 2015, from $63.5 million for the third quarter of 2014. The decrease reflected $12.6 million of lower management fees, $2.7 million in lower compensation and benefits, and $4.0 million in higher general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.32 and $0.37 per unit for the third quarters of 2015 and 2014, respectively.
The effective tax rate applicable to fee-related earnings for the third quarters of 2015 and 2014, including discrete items, was -4% and 10%, respectively, resulting from estimated full-year effective tax rates of 1% and 15%, excluding discrete items.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $1.9 million for the third quarter of 2015, as compared to $18.9 million for the third quarter of 2014.
Capital and Liquidity
As of September 30, 2015, Oaktree had $1.1 billion of cash and U.S. Treasury securities and $850 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of September 30, 2015, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with its 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $890 million as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the third quarter of 2015 of $0.40 per Class A unit. This distribution will be paid on November 12, 2015 to Class A unitholders of record at the close of business on November 9, 2015.
Conference Call
Oaktree will host a conference call to discuss its third quarter 2015 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 677-1575 (U.S. callers) or +1 (402) 998-0907 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of September 30, 2015. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Investor Relations Website

Investors and others should note that Oaktree uses the Investors section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$47,106	$54,243	$148,848	$146,234
Incentive income	3,385	—	3,949	—
Total revenues	50,491	54,243	152,797	146,234
Expenses:
Compensation and benefits	(101,240)	(101,482)	(319,133)	(292,509)
Equity-based compensation	(12,494)	(10,557)	(40,283)	(30,226)
Incentive income compensation	(4,907)	(43,048)	(107,010)	(170,801)
Total compensation and benefits expense	(118,641)	(155,087)	(466,426)	(493,536)
General and administrative	(37,627)	(15,294)	(77,695)	(79,197)
Depreciation and amortization	(4,032)	(2,402)	(10,031)	(6,138)
Consolidated fund expenses	(30,218)	(79,618)	(118,269)	(147,234)
Total expenses	(190,518)	(252,401)	(672,421)	(726,105)
Other income (loss):
Interest expense	(56,023)	(34,564)	(155,334)	(84,263)
Interest and dividend income	454,384	861,109	1,455,624	1,507,306
Net realized gain on consolidated funds’ investments	318,267	428,267	1,650,645	1,596,596
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(2,357,989)	(1,638,736)	(3,268,891)	(168,368)
Investment income	10,342	5,768	38,718	15,149
Other income (expense), net	6,368	2,695	13,925	1,006
Total other income (loss)	(1,624,651)	(375,461)	(265,313)	2,867,426
Income (loss) before income taxes	(1,764,678)	(573,619)	(784,937)	2,287,555
Income taxes	(1,893)	(5,341)	(15,253)	(19,088)
Net income (loss)	(1,766,571)	(578,960)	(800,190)	2,268,467
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	1,779,225	665,424	1,034,521	(1,843,652)
Net income attributable to non-controlling interests in consolidated subsidiaries	(10,767)	(67,551)	(174,377)	(322,922)
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893
Distributions declared per Class A unit	$0.50	$0.55	$1.70	$2.53
Net income per unit (basic and diluted):
Net income per Class A unit	$0.04	$0.43	$1.27	$2.41
Weighted average number of Class A units outstanding	48,440	43,480	47,304	42,234

Segment Financial Data

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2015	2014	2015	2014
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$181,897	$194,509	$555,505	$572,028
Incentive income	16,925	86,324	230,952	438,398
Investment income (loss)	(19,950)	(2,361)	56,873	98,318
Total revenues	178,872	278,472	843,330	1,108,744
Expenses:
Compensation and benefits	(96,675)	(99,402)	(306,290)	(290,234)
Equity-based compensation	(8,836)	(5,185)	(27,760)	(14,279)
Incentive income compensation	(7,596)	(39,814)	(127,252)	(207,789)
General and administrative	(33,704)	(29,687)	(84,026)	(91,380)
Depreciation and amortization	(3,031)	(1,914)	(7,027)	(5,650)
Total expenses	(149,842)	(176,002)	(552,355)	(609,332)
Adjusted net income before interest and other income (expense)	29,030	102,470	290,975	499,412
Interest expense, net of interest income (2).	(8,388)	(7,419)	(26,103)	(20,978)
Other income (expense), net	—	10	(3,546)	(1,679)
Adjusted net income	$20,642	$95,061	$261,326	$476,755

Adjusted net income-OCG	$5,200	$20,581	$64,928	$111,175
Adjusted net income per Class A unit	0.11	0.47	1.37	2.63
Distributable earnings	90,641	137,175	342,356	486,489
Distributable earnings-OCG	23,684	34,073	88,635	117,667
Distributable earnings per Class A unit	0.49	0.78	1.87	2.79
Fee-related earnings	48,487	63,506	158,162	184,764
Fee-related earnings-OCG	15,324	15,969	46,331	43,493
Fee-related earnings per Class A unit	0.32	0.37	0.98	1.03
Economic net income (loss)	(94,924)	(117,283)	151,622	321,105
Economic net income (loss)-OCG	(33,492)	(40,867)	23,030	63,029
Economic net income (loss) per Class A unit	(0.69)	(0.94)	0.49	1.49

Weighted average number of Operating Group units outstanding	153,945	152,809	153,676	152,596
Weighted average number of Class A units outstanding	48,440	43,480	47,304	42,234

Operating Metrics:
Assets under management (in millions):
Assets under management	$100,237	$93,224	$100,237	$93,224
Management fee-generating assets under management	76,489	79,146	76,489	79,146
Incentive-creating assets under management	33,245	34,715	33,245	34,715
Uncalled capital commitments (3).	20,115	12,403	20,115	12,403
Accrued incentives (fund level): (4)
Incentives created (fund level)	(187,642)	(313,635)	13,765	243,015
Incentives created (fund level), net of associated incentive income compensation expense	(106,237)	(169,149)	(6,004)	74,959
Accrued incentives (fund level)	1,732,220	2,081,056	1,732,220	2,081,056
Accrued incentives (fund level), net of associated incentive income compensation expense	890,219	1,079,576	890,219	1,079,576

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for non-controlling interests. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $1.7 million and $0.9 million for the three months ended September 30, 2015 and 2014, respectively, and $3.9 million and $2.7 million for the nine months ended September 30, 2015 and 2014, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		September 30, 2015	June 30, 2015	September 30, 2014
		(in millions)
Assets Under Management:
Closed-end funds		$59,318	$59,014	$49,869
Open-end funds		35,914	38,813	37,970
Evergreen funds		5,005	5,233	5,385
Total		$100,237	$103,060	$93,224

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Change in Assets Under Management:
Beginning balance	$103,060	$91,089	$93,224	$79,818
Closed-end funds:
Capital commitments/other (1).	1,705	1,053	16,762	5,130
Acquisition (Highstar)	—	2,349	—	2,349
Distributions for a realization event/other (2).	(560)	(1,144)	(6,517)	(6,581)
Change in uncalled capital commitments for funds entering or in liquidation (3)	20	—	(1,021)	(146)
Foreign currency translation	15	(539)	(796)	(473)
Change in market value (4).	(1,105)	(399)	54	3,643
Change in applicable leverage	229	387	967	590
Open-end funds:
Contributions	979	2,523	5,477	9,857
Redemptions	(1,515)	(1,313)	(5,365)	(4,175)
Foreign currency translation	(31)	(329)	(527)	(284)
Change in market value (4).	(2,332)	(891)	(1,641)	1,903
Evergreen funds:
Contributions or new capital commitments	57	548	375	1,591
Redemptions or distributions	(27)	(21)	(287)	(221)
Distributions from restructured funds	(14)	(19)	(39)	(36)
Foreign currency translation	(1)	3	5	5
Change in market value (4).	(243)	(73)	(434)	254
Ending balance	$100,237	$93,224	$100,237	$93,224

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects the decline in uncalled capital commitments due to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods related to items such as deferred purchase obligations.

(4)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs resulting from other activities.

Management Fee-generating AUM		As of
		September 30, 2015	June 30, 2015	September 30, 2014
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$6,799	$6,108	$4,340
Other closed-end funds		30,228	30,108	33,455
Open-end funds		35,840	38,731	37,925
Evergreen funds		3,622	3,649	3,426
Total		$76,489	$78,596	$79,146

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$78,596	$77,781	$79,146	$66,947
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	503	33	1,757	5,696
Acquisition (Highstar)	—	1,882	—	1,882
Capital drawn by funds that pay fees based on drawn capital or NAV	387	258	1,131	824
Change attributable to funds in liquidation (2).	(272)	(415)	(3,274)	(3,443)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	(169)	(471)	(833)
Distributions by funds that pay fees based on NAV/other (4).	(44)	(160)	(324)	(582)
Foreign currency translation	8	(434)	(522)	(398)
Change in market value (5).	(118)	(85)	(175)	165
Change in applicable leverage	347	372	1,110	651
Open-end funds:
Contributions	978	2,518	5,436	9,856
Redemptions	(1,515)	(1,313)	(5,349)	(4,178)
Foreign currency translation	(31)	(329)	(525)	(284)
Change in market value	(2,323)	(891)	(1,647)	1,899
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	213	180	866	938
Redemptions or distributions	(10)	(23)	(248)	(223)
Change in market value	(230)	(59)	(422)	229
Ending balance	$76,489	$79,146	$76,489	$79,146

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects the decline in uncalled capital commitments due to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods related to items such as deferred purchase obligations.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs resulting from other activities.

	As of
	September 30, 2015	June 30, 2015	September 30, 2014
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$100,237	$103,060	$93,224
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(3,381)	(4,595)	(6,622)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(14,544)	(13,184)	(757)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(3,279)	(4,237)	(4,003)
Oaktree’s general partner investments in management fee-generating funds	(1,240)	(1,200)	(1,483)
Closed-end funds that are no longer paying management fees and co-investments that pay no management fees	(1,102)	(1,032)	(949)
Funds for which management fees were permanently waived	(202)	(216)	(264)
Management fee-generating assets under management	$76,489	$78,596	$79,146

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items.

	As of
Weighted Average Annual Management Fee Rates:	September 30, 2015	June 30, 2015	September 30, 2014
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.53	1.54	1.54
Open-end funds	0.47	0.48	0.47
Evergreen funds	1.46	1.49	1.55
Overall	0.94	0.93	0.97

Incentive-creating AUM

	As of
	September 30, 2015	June 30, 2015	September 30, 2014
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$31,290	$31,811	$32,465
Evergreen funds	1,955	2,049	2,250
Total	$33,245	$33,860	$34,715
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2015	2014	2015	2014
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,936,787	$2,481,015	$1,949,407	$2,276,439
Incentives created (fund level):
Closed-end funds	(187,358)	(302,913)	13,414	232,309
Evergreen funds	(284)	(10,722)	351	10,706
Total incentives created (fund level)	(187,642)	(313,635)	13,765	243,015
Less: segment incentive income recognized by us	(16,925)	(86,324)	(230,952)	(438,398)
Ending balance	$1,732,220	$2,081,056	$1,732,220	$2,081,056
Accrued incentives (fund level), net of associated incentive income compensation expense	$890,219	$1,079,576	$890,219	$1,079,576
Uncalled Capital Commitments
Uncalled capital commitments were $20.1 billion as of both September 30, 2015 and June 30, 2015, and $12.4 billion as of September 30, 2014.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$181,897	$194,509	$555,505	$572,028
Incentive income	16,925	86,324	230,952	438,398
Investment income (loss)	(19,950)	(2,361)	56,873	98,318
Total revenues	178,872	278,472	843,330	1,108,744
Expenses:
Compensation and benefits	(96,675)	(99,402)	(306,290)	(290,234)
Equity-based compensation	(8,836)	(5,185)	(27,760)	(14,279)
Incentive income compensation	(7,596)	(39,814)	(127,252)	(207,789)
General and administrative	(33,704)	(29,687)	(84,026)	(91,380)
Depreciation and amortization	(3,031)	(1,914)	(7,027)	(5,650)
Total expenses	(149,842)	(176,002)	(552,355)	(609,332)
Adjusted net income before interest and other income (expense)	29,030	102,470	290,975	499,412
Interest expense, net of interest income	(8,388)	(7,419)	(26,103)	(20,978)
Other income (expense), net	—	10	(3,546)	(1,679)
Adjusted net income	20,642	95,061	261,326	476,755
Adjusted net income attributable to OCGH non-controlling interest	(14,147)	(68,011)	(182,314)	(346,954)
Non-Operating Group expenses	(464)	(264)	(1,424)	(1,149)
Adjusted net income-OCG before income taxes	6,031	26,786	77,588	128,652
Income taxes-OCG	(831)	(6,205)	(12,660)	(17,477)
Adjusted net income-OCG	$5,200	$20,581	$64,928	$111,175
Adjusted net income per Class A unit	$0.11	$0.47	$1.37	$2.63
Weighted average number of Class A units outstanding	48,440	43,480	47,304	42,234

Investment Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$(2,763)	$(1,475)	$13,250	$15,689
Convertible Securities	(1,257)	(712)	(246)	227
Distressed Debt	(30,177)	(21,774)	(34,889)	17,419
Control Investing	(1,156)	5,751	18,127	22,433
Real Estate	3,339	7,989	12,362	20,727
Listed Equities	(4,413)	209	4,737	6,380
Non-Oaktree funds	3,316	898	8,049	2,201
Income from investments in companies	13,161	6,753	35,483	13,242
Total investment income (loss)	$(19,950)	$(2,361)	$56,873	$98,318

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$181,897	$194,509	$555,505	$572,028
Incentive income	16,925	86,324	230,952	438,398
Receipts of investment income from funds (1).	29,459	22,120	83,617	66,689
Receipts of investment income from companies	13,304	11,240	30,275	29,256
Total distributable earnings revenues	241,585	314,193	900,349	1,106,371
Expenses:
Compensation and benefits	(96,675)	(99,402)	(306,290)	(290,234)
Incentive income compensation	(7,596)	(39,814)	(127,252)	(207,789)
General and administrative	(33,704)	(29,687)	(84,026)	(91,380)
Depreciation and amortization	(3,031)	(1,914)	(7,027)	(5,650)
Total expenses	(141,006)	(170,817)	(524,595)	(595,053)
Other income (expense):
Interest expense, net of interest income	(8,388)	(7,419)	(26,103)	(20,978)
Operating Group income tax (expense) benefit	(1,550)	1,208	(3,749)	(2,172)
Other income (expense), net	—	10	(3,546)	(1,679)
Distributable earnings	$90,641	$137,175	$342,356	$486,489

Distribution Calculation:
Operating Group distribution with respect to the period	$78,535	$116,168	$290,933	$403,246
Distribution per Operating Group unit	$0.51	$0.76	$1.89	$2.64
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	—	(0.04)	(0.02)	(0.19)
Tax receivable agreement	(0.10)	(0.09)	(0.30)	(0.27)
Non-Operating Group expenses	(0.01)	(0.01)	(0.03)	(0.03)
Distribution per Class A unit (2).	$0.40	$0.62	$1.54	$2.15

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended September 30, 2015, the distribution was announced on October 29, 2015 and is payable on November 12, 2015.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Weighted Average Units:
OCGH	105,505	109,329	106,372	110,362
Class A	48,440	43,480	47,304	42,234
Total	153,945	152,809	153,676	152,596
Units Eligible for Fiscal Period Distribution:
OCGH	105,318	109,373
Class A	48,672	43,480
Total	153,990	152,853

We are planning to take certain actions to enhance the liquidity of a portion of the OCGH units held by employees, former employees and other existing OCGH unitholders, and to further align the interests of our employees and our public unitholders.  Subject to certain conditions, these actions are expected to result in the exchange of approximately 13 million outstanding OCGH units into an equal amount of our Class A units, which will be owned by the same group of employees, former employees and other existing OCGH unitholders.  The Class A units issued in the exchange, which we anticipate would occur in the latter half of November, will be subject to a three-year lock-up that will be released in equal quarterly increments, generally two business days after our earnings release each quarter starting with the earnings release for the fourth quarter of 2015.  If the exchange occurs, we anticipate approximately 1 million Class A units would become newly eligible for sale each quarter.  OCGH unitholders are voting on amendments relating to the proposed exchange, which vote we expect will be finalized on November 9. Additionally, starting with our 2015 year-end employee compensation review process, we anticipate that as a general matter we will grant Class A units, instead of OCGH units, with four-year vesting provisions as a component of total compensation.

Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$123,260	$135,631	$377,370	$404,925
Open-end funds	44,241	45,075	135,259	128,273
Evergreen funds	14,396	13,803	42,876	38,830
Total management fees	181,897	194,509	555,505	572,028
Expenses:
Compensation and benefits	(96,675)	(99,402)	(306,290)	(290,234)
General and administrative	(33,704)	(29,687)	(84,026)	(91,380)
Depreciation and amortization	(3,031)	(1,914)	(7,027)	(5,650)
Total expenses	(133,410)	(131,003)	(397,343)	(387,264)
Fee-related earnings	48,487	63,506	158,162	184,764
Fee-related earnings attributable to OCGH non-controlling interest	(33,230)	(45,436)	(109,559)	(133,554)
Non-Operating Group expenses	(491)	(265)	(1,478)	(1,151)
Fee-related earnings-OCG before income taxes	14,766	17,805	47,125	50,059
Fee-related earnings-OCG income tax (expense) benefit	558	(1,836)	(794)	(6,566)
Fee-related earnings-OCG	$15,324	$15,969	$46,331	$43,493
Fee-related earnings per Class A unit	$0.32	$0.37	$0.98	$1.03
Weighted average number of Class A units outstanding	48,440	43,480	47,304	42,234

Segment Statements of Financial Condition

	As of
	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands)
Assets:
Cash and cash-equivalents	$417,168	$308,192	$595,610
U.S. Treasury securities	656,120	681,197	480,362
Corporate investments	1,465,195	1,560,235	1,465,211
Deferred tax assets	430,797	430,756	373,037
Receivables and other assets	263,680	269,112	331,294
Total assets	$3,232,960	$3,249,492	$3,245,514
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$314,757	$267,925	$347,329
Due to affiliates	370,949	371,276	321,430
Debt obligations	850,000	850,000	850,000
Total liabilities	1,535,706	1,489,201	1,518,759
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,097,164	1,146,303	1,182,870
Unitholders’ capital attributable to Oaktree Capital Group, LLC	600,090	613,988	543,885
Total capital	1,697,254	1,760,291	1,726,755
Total liabilities and capital	$3,232,960	$3,249,492	$3,245,514
Corporate Investments

	As of
	September 30, 2015	June 30, 2015	September 30, 2014
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$446,151	$491,685	$338,414
Convertible Securities	18,452	19,709	18,782
Distressed Debt	388,459	416,532	480,555
Control Investing	255,798	256,963	249,896
Real Estate	148,853	142,513	132,124
Listed Equities	123,152	152,914	149,395
Non-Oaktree funds	69,146	65,351	48,886
Investments in companies	15,184	14,568	47,159
Total corporate investments	$1,465,195	$1,560,235	$1,465,211

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of September 30, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb	TBD	—	$7,042	$—	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (6)	TBD (7)	—	2,808	211	(12)	—	199	205	—	—	214	nm	nm	1.0x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	4,813	(235)	3	4,575	4,966	—	—	5,399	0.1%	(3.4)%	1.0
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	2,692	550	643	2,599	2,319	52	—	2,809	9.1	5.7	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,094	497	950	641	642	15	—	564	14.0	11.6	1.5
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	4,507	2,033	3,945	2,595	2,236	143	252	2,152	13.1	8.9	1.6
Special Account A	Nov. 2008	Oct. 2012	253	253	291	463	81	75	42	16	—	28.7	23.2	2.2
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	9,844	8,767	17,328	1,283	1,491	1,453	251	—	22.1	16.8	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	3,598	1,438	4,597	439	783	81	—	550	10.3	7.6	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	1,773	1,307	2,833	247	380	134	121	—	12.0	8.8	1.8
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	1,179	954	2,049	84	—	170	17	—	18.5	14.1	1.9
Legacy funds (8).	Various	Various	9,543	9,543	8,199	17,695	47	—	1,113	10	—	24.2	19.3	1.9
												22.2%	16.5%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII	TBD	—	$1,629	$—	$—	$—	$—	$96	$—	$—	$—	n/a	n/a	n/a
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	2,677	863	52	3,488	2,610	2	164	2,986	23.3%	15.6%	1.4x
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	1,283	866	913	1,236	618	30	135	771	19.2	14.1	1.8
Special Account D	Nov. 2009	Nov. 2012	256	263	170	254	179	93	2	15	118	15.4	13.2	1.7
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	450	382	556	276	174	15	57	106	16.6	11.3	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	707	637	1,290	54	—	115	11	—	15.5	11.5	2.0
Legacy funds (8).	Various	Various	1,634	1,610	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
												15.8%	12.3%
Real Estate Debt
Oaktree Real Estate Debt Fund (9).	Sep. 2013	Sep. 2016	$1,112	$173	$37	$27	$183	$189	$—	$5	$157	24.6%	17.6%	1.3x
Oaktree PPIP Fund (10) .	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2	n/a	1.4

European Principal Investments (11)
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	€2,650	€1,128	€284	€3,494	€3,228	€—	€219	€2,821	23.2%	14.9%	1.5x
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	€1,685	€809	€1,475	€1,019	€1,041	€29	€69	€926	12.7	8.3	1.6
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	$473	$452	$822	$103	$93	$30	$57	$—	11.7	8.9	2.1
												15.1%	10.3%
European Private Debt
Oaktree European Dislocation Fund (9).	Oct. 2013	Oct. 2016	€294	€157	€18	€49	€126	€144	€—	€3	€115	25.7%	18.1%	1.1x
Special Account E	Oct. 2013	Apr. 2015	€379	€261	€34	€31	€264	€233	€—	€5	€250	14.9	11.4	1.1
												17.6%	13.1%

			As of September 30, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Global Principal Investments
Oaktree Principal Fund VI (6)	TBD (7)	—	$1,083	$97	$23	$26	$94	$95	$—	$5	$73	nm	nm	1.3x
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	2,827	2,586	571	1,103	2,054	1,839	50	—	2,309	10.4%	6.2%	1.3
Special Account C	Dec. 2008	Feb. 2014	505	460	236	297	399	389	16	30	332	13.8	9.6	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	3,328	2,013	3,438	1,903	1,207	22	135	1,736	10.9	8.1	1.7
OCM Principal Opportunities Fund III	Nov. 2003	Nov. 2008	1,400	1,400	876	2,159	117	—	147	22	—	13.9	9.5	1.8
Legacy funds (8).	Various	Various	2,301	2,301	1,839	4,137	3	—	236	1	—	14.5	11.6	1.8
												13.1%	9.6%
Power Opportunities
Oaktree Power Opportunities Fund IV	TBD	—	$1,106	$—	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	649	227	362	514	447	—	43	419	20.4%	10.9%	1.5x
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	541	1,453	1,982	12	—	100	1	—	76.1	58.8	3.9
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												34.7%	26.6%
Infrastructure Investing
Highstar Capital IV (12).	Nov. 2010	Nov. 2016	$2,346	$1,858	$305	$302	$1,861	$1,882	$—	$—	$1,499	14.7%	7.5%	1.3x

Mezzanine Finance
Oaktree Mezzanine Fund IV (6) (9)	Oct. 2014	Oct. 2019	$647	$132	$4	$3	$133	$127	$—	$—	$136	nm	nm	1.1x
Oaktree Mezzanine Fund III (13).	Dec. 2009	Dec. 2014	1,592	1,423	334	1,146	611	559	1	23	584	15.3%	10.4% / 8.1%	1.3
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	1,107	525	1,396	236	257	—	—	245	11.4	7.9	1.6
OCM Mezzanine Fund (14).	Oct. 2001	Oct. 2006	808	773	302	1,073	2	—	38	—	—	15.4	10.8 / 10.5	1.5
												13.3%	8.9%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2016	$384	$162	$(23)	$—	$139	$364	$—	$—	$179	(7.6)%	(11.2)%	0.9x
Special Account F	Jan. 2014	Jan. 2017	253	112	(16)	—	96	95	—	—	123	(9.0)	(11.2)	0.9
				70,873	(11)			29,417	(11)	1,701	(11)	(8.1)%	(11.2)%
		Other (15)		11,795				7,437		31
		Total (16)		$82,668	(17)			$36,854		$1,732

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through September 30, 2015 was less than 18 months.

(7)
As of September 30, 2015, Oaktree has not yet commenced the fund's investment period and, as a result, as of September 30, 2015 management fees were assessed only on the drawn capital, and management fee-generating AUM included only that portion of committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Management fees during the investment period are calculated on drawn, rather than committed, capital. As a result, as of September 30, 2015 management fee-generating AUM included only that portion of committed capital that had been drawn.

(10)
Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Oaktree PPIP Fund had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund and Oaktree PPIP Private Fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund. The gross and net IRR for the Oaktree PPIP Private Fund were 24.7% and 18.6%, respectively.

(11)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from Euros to USD using the September 30, 2015 spot rate of $1.12.

(12)
The fund includes co-investments of $461 million in AUM for which we earn no management fees or incentive allocation. Those co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of September 30, 2015, Oaktree had not recognized any incentive income from this fund. Additionally, under the terms of the Highstar acquisition, Oaktree is effectively entitled to approximately 8% of the potential incentives generated by this fund.

(13)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.1%. The combined net IRR for Class A and Class B interests was 9.5%.

(14)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(15)
This includes our closed-end Senior Loan funds, Oaktree Asia Special Situations Fund, OCM Asia Principal Opportunities Fund, CLOs, one separate account and, in the case of management fee-generating AUM and accrued incentives (fund level), a non-Oaktree fund, one separate account, two co-investments and certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies.

(16)
This excludes two closed-end funds with management fee-generating AUM aggregating $510 million as of September 30, 2015, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $337 million of management fee-generating AUM.

(17)	The aggregate change in drawn capital for the three months ended September 30, 2015 was $1.8 billion.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Sept. 30, 2015	Twelve Months Ended September 30, 2015			Since Inception through September 30, 2015
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$15,313	(2.8)%	(3.3)%	(4.4)%	9.3%	8.8%	8.3%	0.77	0.53
Global High Yield Bonds	Nov. 2010	4,249	(2.5)	(3.0)	(3.2)	6.6	6.0	5.7	0.98	0.91
European High Yield Bonds	May 1999	1,143	1.5	1.0	0.8	7.9	7.4	6.0	0.65	0.38
U.S. Convertibles	Apr. 1987	4,488	(3.6)	(4.1)	(2.2)	9.5	9.0	8.0	0.48	0.34
Non-U.S. Convertibles	Oct. 1994	2,297	3.7	3.2	5.2	8.6	8.0	5.8	0.78	0.40
High Income Convertibles	Aug. 1989	876	1.6	0.9	(4.5)	11.5	10.6	8.0	1.03	0.56
U.S. Senior Loans	Sept. 2008	2,696	(0.8)	(1.3)	1.2	6.2	5.7	5.2	1.07	0.59
European Senior Loans	May 2009	1,564	2.8	2.2	3.2	8.9	8.4	10.0	1.68	1.76
Emerging Markets Equities	Jul. 2011	3,214	(24.8)	(25.4)	(19.3)	(5.8)	(6.5)	(6.0)	(0.30)	(0.33)
Total		$35,840

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of September 30, 2015				Twelve Months Ended September 30, 2015		Since Inception through September 30, 2015
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	Jul. 2012	$3,040	$2,022	$ n/a		(5.7)%	(6.4)%	8.0%	5.8%
Value Opportunities	Sept. 2007	1,511	1,453	—	(3)	(14.8)	(16.1)	9.5	5.2
Value Equities (4).	Apr. 2014	311	197	—	(3)	nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	142	123	—	(3)	(8.3)	(8.8)	13.3	8.9
			3,795	—
Restructured funds (5)			—	5
Total (2)(6)			$3,795	$5

(1)	Returns represent time-weighted rates of return.

(2)	Includes two closed-end funds with an aggregate $756 million and $510 million of AUM and management fee-generating AUM, respectively.

(3)
As of September 30, 2015, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $223 million for Value Opportunities, $18 million for Value Equities and $13 million for Emerging Markets Absolute Return.

(4)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of September 30, 2015 was less than 18 months.

(5)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, Oaktree High Yield Plus Fund and Oaktree Japan Opportunities Fund (Yen class). As of September 30, 2015, these funds had gross and net IRRs since inception of (2.2)% and (4.7)%, 7.5% and 5.2%, and (4.9)% and (5.8)%, respectively, and in the aggregate had AUM of $107 million. Additionally, Oaktree High Yield Plus Fund had accrued incentives (fund level) of $5 million as of September 30, 2015.

(6)
Total excludes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $337 million of management fee-generating AUM as of September 30, 2015.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for non-controlling interests. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings (1)	$48,487	$63,506	$158,162	$184,764
Incentive income	16,925	86,324	230,952	438,398
Incentive income compensation	(7,596)	(39,814)	(127,252)	(207,789)
Investment income (loss)	(19,950)	(2,361)	56,873	98,318
Equity-based compensation (2)	(8,836)	(5,185)	(27,760)	(14,279)
Interest expense, net of interest income	(8,388)	(7,419)	(26,103)	(20,978)
Other income (expense), net	—	10	(3,546)	(1,679)
Adjusted net income	20,642	95,061	261,326	476,755
Incentive income (3)	(8,676)	3,234	(20,249)	(55,124)
Incentive income compensation (3)	2,689	(3,234)	20,242	36,988
Equity-based compensation (4)	(3,658)	(5,372)	(12,523)	(15,947)
Acquisition-related items (5)	(1,433)	(488)	(4,935)	(488)
Income taxes (6)	(1,893)	(5,341)	(15,253)	(19,088)
Non-Operating Group expenses (7)	(464)	(264)	(1,424)	(1,149)
Non-controlling interests (7)	(5,320)	(64,683)	(167,230)	(320,054)
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings-OCG (1)	$15,324	$15,969	$46,331	$43,493
Incentive income attributable to OCG	5,325	24,562	69,510	117,777
Incentive income compensation attributable to OCG	(2,391)	(11,328)	(38,180)	(55,847)
Investment income (loss) attributable to OCG	(6,277)	(672)	16,790	26,879
Equity-based compensation attributable to OCG (2)	(2,781)	(1,475)	(8,588)	(3,969)
Interest expense, net of interest income attributable to OCG	(2,611)	(2,109)	(7,972)	(5,810)
Other income (expense) attributable to OCG	—	3	(1,097)	(437)
Non-fee-related earnings income taxes attributable to OCG (3)	(1,389)	(4,369)	(11,866)	(10,911)
Adjusted net income-OCG (1)	5,200	20,581	64,928	111,175
Incentive income attributable to OCG (4)	(2,730)	920	(6,015)	(14,148)
Incentive income compensation attributable to OCG (4)	846	(920)	5,893	9,420
Equity-based compensation attributable to OCG (5)	(1,151)	(1,529)	(3,843)	(4,415)
Acquisition-related items attributable to OCG (6)	(451)	(139)	(1,515)	(139)
Non-controlling interests attributable to OCG (6)	173	—	506	—
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings revenues	$181,897	$194,509	$555,505	$572,028
Incentive income	16,925	86,324	230,952	438,398
Investment income (loss)	(19,950)	(2,361)	56,873	98,318
Segment revenues	178,872	278,472	843,330	1,108,744
Consolidated funds (1)	(118,039)	(218,461)	(651,815)	(947,361)
Investment income (2)	(10,342)	(5,768)	(38,718)	(15,149)
GAAP revenues	$50,491	$54,243	$152,797	$146,234

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings	$90,641	$137,175	$342,356	$486,489
Investment income (loss) (1)	(19,950)	(2,361)	56,873	98,318
Receipts of investment income from funds (2)	(29,459)	(22,120)	(83,617)	(66,689)
Receipts of investment income from companies	(13,304)	(11,240)	(30,275)	(29,256)
Equity-based compensation (3)	(8,836)	(5,185)	(27,760)	(14,279)
Operating Group income taxes	1,550	(1,208)	3,749	2,172
Adjusted net income	20,642	95,061	261,326	476,755
Incentive income (4)	(8,676)	3,234	(20,249)	(55,124)
Incentive income compensation (4)	2,689	(3,234)	20,242	36,988
Equity-based compensation (5)	(3,658)	(5,372)	(12,523)	(15,947)
Acquisition-related items (6)	(1,433)	(488)	(4,935)	(488)
Income taxes (7)	(1,893)	(5,341)	(15,253)	(19,088)
Non-Operating Group expenses (8)	(464)	(264)	(1,424)	(1,149)
Non-controlling interests (8)	(5,320)	(64,683)	(167,230)	(320,054)
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893

(1)
This adjustment adds back segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment eliminates the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(7)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings-OCG (1)	$23,684	$34,073	$88,635	$117,667
Investment income (loss) attributable to OCG	(6,277)	(672)	16,790	26,879
Receipts of investment income from funds attributable to OCG	(9,270)	(6,294)	(25,811)	(18,465)
Receipts of investment income from companies attributable to OCG	(4,186)	(3,198)	(9,343)	(8,102)
Equity-based compensation attributable to OCG (2)	(2,781)	(1,475)	(8,588)	(3,969)
Distributable earnings-OCG income taxes	(507)	740	579	2,218
Tax receivable agreement	4,880	3,955	14,170	11,862
Income taxes of Intermediate Holding Companies	(343)	(6,548)	(11,504)	(16,915)
Adjusted net income-OCG (1)	5,200	20,581	64,928	111,175
Incentive income attributable to OCG (3)	(2,730)	920	(6,015)	(14,148)
Incentive income compensation attributable to OCG (3)	846	(920)	5,893	9,420
Equity-based compensation attributable to OCG (4)	(1,151)	(1,529)	(3,843)	(4,415)
Acquisition-related items attributable to OCG (5)	(451)	(139)	(1,515)	(139)
Non-controlling interests attributable to OCG (5)	173	—	506	—
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Distributable earnings	$90,641	$137,175	$342,356	$486,489
Distributable earnings attributable to OCGH non-controlling interest	(62,120)	(98,143)	(237,548)	(353,593)
Non-Operating Group expenses	(464)	(264)	(1,424)	(1,149)
Distributable earnings-OCG income tax (expense) benefit	507	(740)	(579)	(2,218)
Tax receivable agreement	(4,880)	(3,955)	(14,170)	(11,862)
Distributable earnings-OCG	$23,684	$34,073	$88,635	$117,667
Distributable earnings-OCG per Class A unit	$0.49	$0.78	$1.87	$2.79

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings revenues	$241,585	$314,193	$900,349	$1,106,371
Investment income (loss)	(19,950)	(2,361)	56,873	98,318
Receipts of investment income from funds	(29,459)	(22,120)	(83,617)	(66,689)
Receipts of investment income from companies	(13,304)	(11,240)	(30,275)	(29,256)
Segment revenues	178,872	278,472	843,330	1,108,744
Consolidated funds (1)	(118,039)	(218,461)	(651,815)	(947,361)
Investment income (2)	(10,342)	(5,768)	(38,718)	(15,149)
GAAP revenues	$50,491	$54,243	$152,797	$146,234

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Economic net income (loss) (1)	$(94,924)	$(117,283)	$151,622	$321,105
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	115,566	212,344	109,704	155,650
Adjusted net income	20,642	95,061	261,326	476,755
Incentive income (3)	(8,676)	3,234	(20,249)	(55,124)
Incentive income compensation (3)	2,689	(3,234)	20,242	36,988
Equity-based compensation (4)	(3,658)	(5,372)	(12,523)	(15,947)
Acquisition-related items (5)	(1,433)	(488)	(4,935)	(488)
Income taxes (6)	(1,893)	(5,341)	(15,253)	(19,088)
Non-Operating Group expenses (7)	(464)	(264)	(1,424)	(1,149)
Non-controlling interests (7)	(5,320)	(64,683)	(167,230)	(320,054)
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,913	$59,954	$101,893

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Economic net income (loss)-OCG (1)	$(33,492)	$(40,867)	$23,030	$63,029
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	36,364	60,419	36,016	43,803
Economic net income (loss)-OCG income taxes	3,159	7,233	18,542	21,819
Income taxes-OCG	(831)	(6,205)	(12,660)	(17,477)
Adjusted net income-OCG (1)	5,200	20,580	64,928	111,174
Incentive income attributable to OCG (2)	(2,730)	920	(6,015)	(14,148)
Incentive income compensation attributable to OCG (2)	846	(920)	5,893	9,420
Equity-based compensation attributable to OCG (3)	(1,151)	(1,529)	(3,843)	(4,415)
Acquisition-related items attributable to OCG (4)	(451)	(139)	(1,515)	(139)
Non-controlling interests attributable to OCG (4)	173	—	506	—
Net income attributable to Oaktree Capital Group, LLC	$1,887	$18,912	$59,954	$101,892

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Economic net income (loss)	$(94,924)	$(117,283)	$151,622	$321,105
Economic net (income) loss attributable to OCGH non-controlling interest	65,055	83,913	(108,626)	(235,108)
Non-Operating Group expenses	(464)	(264)	(1,424)	(1,149)
Economic net income (loss)-OCG income taxes	(3,159)	(7,233)	(18,542)	(21,819)
Economic net income (loss)-OCG	$(33,492)	$(40,867)	$23,030	$63,029
Economic net income (loss) per Class A unit	$(0.69)	$(0.94)	$0.49	$1.49

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(3)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(4)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests.

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Economic net income revenues	$(25,695)	$(121,487)	$626,143	$913,361
Incentives created	187,642	313,635	(13,765)	(243,015)
Incentive income	16,925	86,324	230,952	438,398
Segment revenues	178,872	278,472	843,330	1,108,744
Consolidated funds (1)	(118,039)	(218,461)	(651,815)	(947,361)
Investment income (2)	(10,342)	(5,768)	(38,718)	(15,149)
GAAP revenues	$50,491	$54,243	$152,797	$146,234

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended September 30, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$181,897	$(134,791)	$47,106
Incentive income (1)	16,925	(13,540)	3,385
Investment income (1)	(19,950)	30,292	10,342
Total expenses (2)	(149,842)	(40,676)	(190,518)
Interest expense, net (3)	(8,388)	(47,635)	(56,023)
Other income (expense), net (4)	—	6,368	6,368
Other income of consolidated funds (5)	—	(1,585,338)	(1,585,338)
Income taxes	—	(1,893)	(1,893)
Net loss attributable to non-controlling interests in consolidated funds	—	1,779,225	1,779,225
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(10,767)	(10,767)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$20,642	$(18,755)	$1,887
Corporate investments (6)	$1,465,195	$(1,291,621)	$173,574
Total assets (7)	$3,232,960	$51,625,091	$54,858,051

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $3,874 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $31,401, (c) expenses incurred by the Intermediate Holding Companies of $491, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $2,689, (e) acquisition-related items of $1,432, (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $6,368, (g) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes of $217 and (h) other expenses of $16.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended September 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$194,509	$(140,266)	$54,243
Incentive income (1)	86,324	(86,324)	—
Investment income (loss) (1)	(2,361)	8,129	5,768
Total expenses (2)	(176,002)	(76,399)	(252,401)
Interest expense, net (3)	(7,419)	(27,145)	(34,564)
Other income, net (4)	10	2,685	2,695
Other income (loss) of consolidated funds (5)	—	(349,360)	(349,360)
Income taxes	—	(5,341)	(5,341)
Net income attributable to non-controlling interests in consolidated funds	—	665,424	665,424
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(67,551)	(67,551)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$95,061	$(76,148)	$18,913
Corporate investments (6)	$1,465,211	$(1,324,475)	$140,736
Total assets (7)	$3,245,514	$49,401,937	$52,647,451

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,372 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $64,356, (c) expenses incurred by the Intermediate Holding Companies of $264, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $3,234, (e) acquisition-related items of $488 and (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $2,685.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income, net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income (loss) of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$555,505	$(406,657)	$148,848
Incentive income (1)	230,952	(227,003)	3,949
Investment income (1)	56,873	(18,155)	38,718
Total expenses (2)	(552,355)	(120,066)	(672,421)
Interest expense, net (3)	(26,103)	(129,231)	(155,334)
Other income (expense), net (4)	(3,546)	17,471	13,925
Other income of consolidated funds (5)	—	(162,622)	(162,622)
Income taxes	—	(15,253)	(15,253)
Net income attributable to non-controlling interests in consolidated funds	—	1,034,521	1,034,521
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(174,377)	(174,377)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$261,326	$(201,372)	$59,954
Corporate investments (6)	$1,465,195	$(1,291,621)	$173,574
Total assets (7)	$3,232,960	$51,625,091	$54,858,051

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $12,479 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $103,832, (c) expenses incurred by the Intermediate Holding Companies of $1,477, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $20,242, (e) acquisition-related items of $4,934, (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $17,471, (g) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes of $44 and (h) other expenses of $71.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$572,028	$(425,794)	$146,234
Incentive income (1)	438,398	(438,398)	—
Investment income (1)	98,318	(83,169)	15,149
Total expenses (2)	(609,332)	(116,773)	(726,105)
Interest expense, net (3)	(20,978)	(63,285)	(84,263)
Other income (expense), net (4)	(1,679)	2,685	1,006
Other income of consolidated funds (5)	—	2,935,534	2,935,534
Income taxes	—	(19,088)	(19,088)
Net income attributable to non-controlling interests in consolidated funds	—	(1,843,652)	(1,843,652)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(322,922)	(322,922)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$476,755	$(374,862)	$101,893
Corporate investments (6)	$1,465,211	$(1,324,475)	$140,736
Total assets (7)	$3,245,514	$49,401,937	$52,647,451

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $15,947 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $133,492, (c) expenses incurred by the Intermediate Holding Companies of $1,149, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $36,988, (e) acquisition-related items of $488 and (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $2,685.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.